TERMINATION AGREEMENT


               TERMINATION AGREEMENT, dated as of August 20, 1996 (this "Agreement"), among FRED'S, INC., a Tennessee corporation
("Fred's"), FR ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Fred's ("Sub"), and ROSE'S STORES, INC., a Delaware corporation ("Rose's").
                                       W I T N E S S E T H:
               WHEREAS, Fred's, Sub and Rose's are parties to an
agreement and plan of merger, dated as of May 7, 1996 (the "Merger Agreement"), providing, among other things, for the merger of Sub and Rose's (the "Merger"); and
               WHEREAS, the respective Boards of Directors of Fred's
and Rose's have determined that the Merger Agreement should be terminated and that the Merger should be abandoned;
               NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties hereto agree as follows:
               1.     Termination of Merger Agreement.  The Merger
Agreement is hereby terminated pursuant to Section 7.1(a) thereof and, notwithstanding the provisions thereof to the contrary, the
Merger Agreement is of no further force or effect.
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               2.     Release.  Each party hereto hereby releases (for
purposes of this Section 2 and in such capacity, the "Releasor")
and discharges the other parties hereto, their respective
directors, officers, employees, agents, affiliates and professional advisers (for purposes of this Section 2 and in such capacity, the "Releasees") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills,
specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, whether in tort, in contract, or otherwise, which against the Releasees, the Releasor ever had, now has, or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement;
provided, however, that nothing in this Section 2, shall release a party from its obligations contained in this Agreement.
               3. Standstill Agreement. Each of the parties hereto agrees that, without the prior written consent of the Board of
Directors of the other parties, for a period of five years from the date hereof, neither it nor any Affiliate (as that term is defined in Rule 405 under the Securities Act of 1933) of it
(regardless of whether such person or entity is an Affiliate of it on the date hereof) will (a) acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or
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options to acquire any voting securities of the other parties, (b) make, or in any way participate, directly or indirectly, in any
"solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the other parties, (c) form, join or in any way participate in a "group" within the meaning of Section
13(d)(3) of the Securities Exchange Act of 1934 with respect to any voting securities of the other parties or (d) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the other parties;
provided, however, that this Section 3 shall not be deemed to prohibit any transactions solely between Fred's and Sub.
               4.     Confidentiality and Non-Solicitation.
                      (a) Except as and to the extent required by law, each of the parties hereto shall not disclose or use, and it shall cause its representatives not to disclose or use, any Confidential Information (as defined herein) with respect to the other parties furnished at any time or in any manner by the other parties or their respective representatives in connection with the Merger
Agreement.  For purposes of this Section 4(a), "Confidential
Information" means any information about either of Fred's or Rose's stamped "confidential" or identified in writing as such to the other by the affected party; provided that it does not include information which the party which seeks non-
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confidential treatment shall demonstrate (i) is generally available to or known by the public other than as a result of improper disclosure by such party or (ii) is obtained by such party from a source other than the other party, provided that such source was not bound by a duty of confidentiality to the other party or another party with respect to such information.  Each of Fred's and Rose's shall promptly return to the other any Confidential Information in its possession concerning the other party.
               (b) For a period of one year from and after the date hereof, neither Fred's nor Rose's shall solicit or hire any employee of the other whose salary at the termination of employment with the other was in excess of $80,000.
               5. Public Announcements. The joint press release relating to the termination of the Merger Agreement is annexed hereto as Exhibit 1, which joint press release shall be issued by
Fred's and Rose's as soon as practicable after the execution hereof.  None of the parties hereto shall issue any other press release or otherwise make public announcements inconsistent with such press release with respect to the Merger, the termination of the Merger Agreement or the other transactions contemplated by the
Merger Agreement, this Agreement or the other parties hereto, except (i) as may be required by law or by obligations pursuant to any listing agreement with or rules of the Nasdaq Stock Market and
(ii) this Agreement may be filed with reports filed with the
Securities and Exchange Commission and with the Nasdaq Stock
Market.
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               6.     Representations.  Each of the parties hereto
represents and warrants to the others as follows:
               (a) All necessary corporate proceedings of such party have been duly taken to authorize the execution, delivery and performance of this Agreement by such party.
               (b) This Agreement has been duly authorized, executed and delivered by such party, is the legal, valid, and binding obligation of such party and is enforceable as to it in accordance with its terms.
               (c) No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any governmental authority or any court or other tribunal is required by such party for the execution, delivery or performance of this Agreement by such party.
               (d) No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which such party is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement; and the execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of
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the certificate of incorporation (or other charter
document) or by-laws of such party, or violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment or decree binding on such party or to which any of its operations, business, properties, or assets are subject.
               7. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
               8. Separability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.
               9. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
               10.    Counterparts; Governing Law.
               This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
It shall be governed by and construed in accordance with the laws of Tennessee, without giving effect to rules governing the conflict of laws.

               11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmation copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
               if to Rose's to:
                      R. Edward Anderson
                      Rose's Stores, Inc.
                      P.H. Rose Building
                      218 South Garnett Street
                      Henderson, North Carolina 27536
                      Facsimile:  919/430-2003

               with a copy to:

                      Henry O. Smith III, Esq.
                      Proskauer Rose Goetz & Mendelsohn LLP
                      1585 Broadway
                      New York, New York 10036-8299
                      Facsimile:  212/969-2900

               if to Fred's or Sub to:

                      Michael J. Hayes
                      Fred's, Inc.
                      4300 New Getwell Road
                      Memphis, Tennessee 38118
                      Facsimile:  901/362-3733 ext. 3777

               with a copy to:

                      Samuel D. Chafetz, Esq.
                      Waring Cox, PLC
                      50 North Front Street, Suite 1300
                      Memphis, Tennessee 38103
                      Facsimile:  901/543-8036
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               12.    Entire Agreement; No Third Party Beneficiaries.
This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including the Merger Agreement. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
               IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

FRED'S, INC.                                    ROSE'S STORES, INC.


By /s/ Michael J. Hayes                         By /s/ R. Edward Anderson
   Michael J. Hayes                                R. Edward Anderson
   President and                                   Chairman, President and
   Chief Executive Officer                         Chief Executive Officer

                              FR ACQUISITION CORP.


                              By /s/ Michael J. Hayes
                                 Michael J. Hayes
                                 President and
                                 Chief Executive Officer
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                                EXHIBIT 1








                                                          For Immediate Release


                           ROSE'S STORES, INC. AND FRED'S, INC. ANNOUNCE
                                  TERMINATION OF MERGER AGREEMENT


       Henderson, North Carolina and Memphis, Tennessee--August 20, 1996...Rose's Stores, Inc. (Nasdaq: "RSTO") and Fred's, Inc.
(Nasdaq: "FRED") announced today that the previously announced merger agreement providing for the acquisition of Rose's Stores, Inc. by Fred's, Inc. has been terminated.

       Rose's operates 105 stores and Fred's operates 207 stores, in the southeastern United States.



FOR:  Fred's, Inc.                         FOR:  Rose's Stores, Inc.

Investor Relations and Press Contact:      Investor Relations and Press Contact:

  Name:          Bruce D. Smith            Name:       G. Templeton Blackburn II
  Company:       Fred's, Inc.              Company:    Rose's Stores, Inc.
  Phone:         (910)365-8880             Phone:      (919) 430-2019